Exhibit 15.1

April 26, 2024

The Board of Directors and Stockholders of Microsoft Corporation

One Microsoft Way

Redmond, WA 98052-6399

We are aware that our reports dated October 24, 2023, January 30, 2024, and April 25, 2024, on our review of the interim financial information of Microsoft Corporation appearing in Microsoft’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2023, December 31, 2023, and March 31, 2024, respectively, are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington